Exhibit 99.1

Castellum, Inc. Announces More Aggressive Cost Reduction Plan; Comments on Stock Trading Price

BETHESDA, MD., June 14, 2023 — Castellum, Inc. (the “Company”) (NYSE American: CTM), a cybersecurity and electronic warfare services company focused on the federal government, announces that it has increased its targeted cost reductions to $8.2 million from the previously announced $6 million per year in cash and non-cash indirect costs, general and administrative costs, and overhead costs.   The Company has started to make some of the planned cuts and expects to make the remaining changes over the next 45 days to improve the profitability of the Company.

“We have been able to identify $8.2 million of annualized cost reductions, roughly half cash and the other half non-cash from our prior baseline,” said Mark Fuller, President, and Chief Executive Officer of Castellum.  “We do not expect any of these changes to affect our business development or operating activities and, therefore, they should lead to significantly improved profitability in Q3 of this year.   We will continue to pursue accretive acquisitions and invest in organic growth but from a better baseline operating performance.”

Castellum also notes that its stock price has closed below $1.00 per share for 30 consecutive trading days as of the close of business on June 13, 2023.  “We are optimistic that the cost cuts we are making will help us recover the ground we have lost with our stock price over the past 30 trading days,” added Mr. Fuller.  “We recognize that we are now on the clock to improve our price over the next 180 days in order to regain full compliance with NYSE American LLC (“NYSE American”) listing standards.   We will therefore be spending time over the coming weeks and months meeting with current and prospective shareholders to tell the Castellum story and encourage people to join us as larger shareholders of the Company.”

Cautionary Statement Concerning Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as “estimate,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “goal,” “target” or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations for revenue growth and new customer opportunities, improvements to cost structure, and profitability. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, among others: the Company’s ability to compete against new and existing competitors; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions;  the impact on the Company’s revenue due to the delay in the U.S. Congress approving a federal budget and the Company’s ability to maintain the listing of its common stock on the NYSE American.  For a more detailed description of these and other risk factors, please refer to the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”) which can be viewed at www.sec.gov. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof.  The Company expressly disclaims any intent or obligation to update any of the forward-looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

Contact:

Skyline Corporate Communications Group, LLC

Lisa Gray, Senior Account Manager

One Rockefeller Plaza, 11th Floor

New York, NY 10020

Office: 646.893.5835 x1

Email: lisa@skylineccg.com; info@castellumus.com